SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 21, 2001

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-12957                    22-2372868
(State or other jurisdiction of     (Commission                 (IRS Employer
        incorporation)              File Number)               Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (732) 980-4500


                                       NA
          (Former name or former address, if changed since last report

Item 5.  Other Events

     On August 21, 2001, Enzon, Inc. ("Enzon") reported that net income of $3.3 million or $0.08 per diluted share for the fourth quarter of fiscal year (FY) ended June 30, 2001, as compared to a net loss of $1.2 million or $0.03 per diluted share for the same period in FY 2000. The increase in earnings for the quarter was principally due to increased royalties from marketed products that utilize Enzon's PEG technology.

     Royalties earned on sales of products, which utilize Enzon's PEG technology, increased to $4.5 million during the fourth quarter of FY 2001, as compared to $34,000 for the same period in FY 2000. The increase was primarily due to royalties earned on sales of PEG-INTRON(TM) by our marketing partner, Schering-Plough Corporation. The European Union granted PEG-INTRON marketing authorization as a monotherapy in May 2000 and as a combination therapy with REBETOL(R) in March 2001 for the treatment of chronic hepatitis C. Additionally, in February 2001, Schering-Plough launched PEG-INTRON in the United States as a once-weekly monotherapy for the treatment of hepatitis C. PEG-INTRON is the first and only pegylated interferon monotherapy approved for marketing in the United States. In August 2001, the U.S. Food and Drug Administration approved PEG-INTRON for use in combination therapy with REBETOL(R) Capsules for the treatment of chronic hepatitis C. The PEG-INTRON and REBETOL treatment regimen is the first and only pegylated interferon-based combination therapy approved in the United States.

     PEG-INTRON is a modified form of Schering-Plough's INTRON(R)A that was developed using Enzon's PEG technology to have longer-acting properties. Enzon's PEG technology involves chemically attaching PEG (polyethylene glycol) to therapeutic proteins or small molecules for the purpose of enhancing therapeutic value. Under its licensing agreement with Schering-Plough, Enzon is entitled to royalties on worldwide sales of PEG-INTRON.

     Combined sales of Enzon's products ONCASPAR(R) and ADAGEN(R) increased by 38 percent to $5.8 million in the fourth quarter of FY 2001, as compared to the same period in FY 2000. Sales of ONCASPAR increased by 61 percent to $2.2 million. Increased ONCASPAR sales were the result of the lifting of the FDA labeling restrictions that had been in place during the prior year's fourth quarter, related to a previously disclosed manufacturing problem. ADAGEN sales for the fourth quarter of FY 2001 increased by $734,000 to $3.6 million, as compared to the fourth quarter of FY 2000.

     Cost of sales, as a percentage of sales, decreased to 17 percent, as compared to 44 percent for the comparable quarter of the previous year. The decrease was due to the write-off of certain ONCASPAR finished goods during the prior year's fourth quarter. This write-off was related to Enzon's previously disclosed ONCASPAR manufacturing problems.

     Research and development expenses for the fourth quarter of FY 2001 increased by $1.3 million or 45 percent to $4.2 million as compared to $2.9 million for the fourth quarter of FY 2000. The increase was due primarily to increased research and development expenditures related to clinical and preclinical activities for PROTHECAN(R) (PEG-camptothecin), PEG-paclitaxel, and other PEG products in preclinical development. In May 2001, Enzon began Phase I clinical trials of PEG-paclitaxel, a PEG modified version of paclitaxel with prodrug attributes. Phase II clinical trials for Enzon's lead clinical candidate, PROTHECAN, were initiated in July 2001. Research and development expenses are expected to continue to increase significantly as PROTHECAN and PEG-paclitaxel continue to advance in clinical development and additional compounds enter clinical trials.

     Selling, general and administrative expenses for the fourth quarter of FY 2001 increased by $675,000 or 24 percent to $3.6 million, as compared to $2.9 million for the fourth quarter of FY 2000. This increase was primarily due to increased legal fees, related to increased patent filing and defense costs, and increased marketing and distribution costs related to ONCASPAR sales.

     As of June 30, 2001, Enzon had total cash and interest-bearing investments of $516 million, as compared to $128 million as of March 31, 2001. The increase in cash and interest-bearing investments was the result of Enzon's June 2001 placement of $400 million in convertible notes.

     For the fiscal year ended June 30, 2001, Enzon's reported net income was $11.5 million or $0.26 per diluted share, compared to a net loss of $6.3 million or $0.17 per diluted share for the year ended June 30, 2000. The earnings for FY 2001 were primarily due to increased royalties related to products, which utilize Enzon's PEG technology.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K, Form 10-K/A, Form 10-Q's and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.


                        (Financial statements to follow)

                          ENZON, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    Three Months ended June 30, 2001 and 2000
                                   (Unaudited)


                                                          June 30, 2001    June 30, 2000
                                                          -------------    -------------
Revenues:
  Net sales                                               $   5,828,935    $   4,232,612
  Royalties                                                   4,549,337           33,582
  Contract revenue                                               84,924          349,601
                                                          -------------    -------------
     Total revenues                                          10,463,196        4,615,795
                                                          -------------    -------------
Costs and expenses:
  Cost of sales                                               1,003,692        1,875,126
  Research and development expenses                           4,222,177        2,871,078
  Selling, general and administrative expenses                3,566,472        2,891,671
                                                          -------------    -------------
     Total costs and expenses                                 8,792,341        7,637,875
                                                          -------------    -------------
       Operating income (loss)                                1,670,855       (3,022,080)
                                                          -------------    -------------
Other income (expense):
  Interest and dividend income                                1,981,183        1,860,754
  Interest expense                                             (275,049)            --
  Other                                                          (2,725)            --
                                                          -------------    -------------
                                                              1,703,409        1,860,754
                                                          -------------    -------------
Income (loss) before taxes                                    3,374,264       (1,161,326)
Tax expense                                                      65,956             --
                                                          -------------    -------------
Net income (loss)                                         $   3,308,308    ($  1,161,326)
                                                          =============    =============
Basic earnings (loss) per common share                    $        0.08    ($       0.03)
                                                          =============    =============
Diluted earnings (loss) per common share                  $        0.08    ($       0.03)
                                                          =============    =============

Weighted average number of common
shares outstanding during the period                         41,935,820       40,716,468
                                                          =============    =============

Weighted average number of common
shares and dilutive potential common shares outstanding
during the period                                            43,956,840       40,716,468
                                                          =============    =============

                          ENZON, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                       Years ended June 30, 2001 and 2000


                                                          June 30, 2001    June 30, 2000
                                                          -------------    -------------
Revenues:
  Net sales                                               $  20,940,633    $  15,557,906
  Royalties                                                   8,254,368           33,582
  Contract revenue                                            2,392,708        1,426,309
                                                          -------------    -------------
     Total revenues                                          31,587,709       17,017,797
                                                          -------------    -------------
Costs and expenses:
  Cost of sales                                               3,864,284        4,888,357
  Research and development expenses                          13,051,714        8,382,772
  Selling, general and administrative expenses               11,795,398       12,956,118
                                                          -------------    -------------
     Total costs and expenses                                28,711,396       26,227,247
                                                          -------------    -------------
       Operating income (loss)                                2,876,313       (9,209,450)
                                                          -------------    -------------
Other income (expense):
  Interest and dividend income                                8,401,526        2,943,311
  Interest expense                                             (275,049)          (4,051)
  Other                                                          10,627          (36,274)
                                                          -------------    -------------
                                                              8,137,104        2,902,986
                                                          -------------    -------------
Income (loss) before taxes                                   11,013,417       (6,306,464)
Tax benefit                                                     511,647             --
                                                          -------------    -------------
Net income (loss)                                         $  11,525,064    ($  6,306,464)
                                                          =============    =============
Basic earnings (loss) per common share                    $        0.28    ($       0.17)
                                                          =============    =============
Diluted earnings (loss) per common share                  $        0.26    ($       0.17)
                                                          =============    =============

Weighted average number of common
shares outstanding during the period                         41,602,104       38,172,515
                                                          =============    =============

Weighted average number of common
shares and dilutive potential common shares outstanding
during the period                                            43,606,194       38,172,515
                                                          =============    =============

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2001

                                                      ENZON, INC.
                                       -----------------------------------------
                                                     (Registrant)






                                  By:          /s/ KENNETH J. ZUERBLIS
                                       -----------------------------------------
                                       Kenneth J. Zuerblis
                                       Vice President, Finance, Chief Financial
                                          Officer and Corporate Secretary